EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2024

•Second quarter net income of $24.7 million;
•Second quarter earnings per diluted common share of $0.81;
•Annualized return on second quarter average assets of 1.19%;
•Annualized return on second quarter average tangible common equity of 16.90%(1); and
•Nonperforming assets remain low at 0.08% of total assets.
Tyler, Texas (July 25, 2024) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter ended June 30, 2024. Southside reported net income of $24.7 million for the three months ended June 30, 2024, a decrease of $0.2 million, or 0.9%, compared to $24.9 million for the same period in 2023. Earnings per diluted common share remained the same at $0.81 for both of the three-month periods ended June 30, 2024 and 2023. The annualized return on average shareholders’ equity for the three months ended June 30, 2024, was 12.46%, compared to 13.32% for the same period in 2023.  The annualized return on average assets was 1.19% for the three months ended June 30, 2024, compared to 1.29% for the same period in 2023.
“We reported excellent financial results for the second quarter highlighted by earnings per share of $0.81, a return on assets of 1.19%, a 16.90% return on average tangible equity(1), and continued strong asset quality,” stated Lee R. Gibson, Chief Executive Officer of Southside. “Linked quarter net interest income increased $260,000 and the net interest margin(1) increased one basis point to 2.87%. Noninterest expense, linked quarter decreased $1.1 million due to a $1.1 million decrease in salaries and employee benefits, $618,000 of which was due to a first quarter cost reduction initiative.”
Operating Results for the Three Months Ended June 30, 2024
Net income was $24.7 million for the three months ended June 30, 2024, compared to $24.9 million for the same period in 2023, a decrease of $0.2 million, or 0.9%. Earnings per diluted common share were $0.81 for both of the three-month periods ended June 30, 2024 and 2023. The decrease in net income was a result of increases in noninterest expense and income tax expense and the decrease in net interest income, partially offset by the increase in noninterest income and the decrease in provision for credit losses. Annualized returns on average assets and average shareholders’ equity for the three months ended June 30, 2024 were 1.19% and 12.46%, respectively, compared to 1.29% and 13.32%, respectively, for the three months ended June 30, 2023.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 54.90% and 52.71%, respectively, for the three months ended June 30, 2024, compared to 53.54% and 51.06%, respectively, for the three months ended June 30, 2023, and 57.95% and 55.54%, respectively, for the three months ended March 31, 2024.
Net interest income for the three months ended June 30, 2024 was $53.6 million, a decrease of $0.3 million, or 0.6%, from the same period in 2023. The decrease in net interest income was largely due to increases in the average rate paid on our interest bearing liabilities and average balance of our interest bearing liabilities, partially offset by the increase in the average balance of interest earning assets and the increase in the average yield of interest earning assets. Linked quarter, net interest income increased $0.3 million, or 0.5%, compared to $53.3 million during the three months ended March 31, 2024, largely due to the increase in the average yield on our interest earning assets and the decrease in the average balance of interest bearing liabilities, partially offset by the average rate paid on our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) decreased to 2.74% and 2.87%, respectively, for the three months ended June 30, 2024, compared to 2.99% and 3.17%, respectively, for the same period in 2023. Linked quarter, net interest margin and tax-equivalent net interest margin(1) increased from 2.72% and 2.86%, respectively for the three months ended March 31, 2024.
Noninterest income was $11.6 million for the three months ended June 30, 2024, an increase of $1.1 million, or 10.4%, compared to $10.5 million for the same period in 2023. The increase was primarily due to a decrease in net loss on sale of securities available for sale (“AFS”) and an increase in bank owned life insurance (“BOLI”) income due to a death benefit realized in 2024, partially offset by a $2.6 million net gain on sale of equity securities during the three months ended June 30, 2023. On a linked quarter basis, noninterest income increased $1.8 million, or 18.9%, compared to the three months ended March 31, 2024. The increase was primarily due to an increase in BOLI income related to a $1.0 million death benefit realized in the second quarter of 2024, and increases in gain on sale of loans and other noninterest income, partially offset by an increase in net loss on sale of securities AFS for the three months ended June 30, 2024.

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Noninterest expense increased $0.8 million, or 2.2%, to $35.8 million for the three months ended June 30, 2024, compared to $35.0 million for the same period in 2023, due to increases in salaries and employee benefits and software and data processing expense, partially offset by decreases in FDIC insurance, amortization of intangibles and professional fees. On a linked quarter basis, noninterest expense decreased by $1.1 million, or 3.0%, compared to the three months ended March 31, 2024, due to a decrease in salaries and employee benefits expense.
Income tax expense increased $0.6 million, or 14.1%, for the three months ended June 30, 2024, compared to the same period in 2023. On a linked quarter basis, income tax expense increased $0.6 million, or 12.8%. Our effective tax rate (“ETR”) increased to 17.4% for the three months ended June 30, 2024, compared to 15.5% for the three months ended June 30, 2023, and decreased slightly from 17.7% for the three months ended March 31, 2024. The higher ETR for the three months ended June 30, 2024 compared to the same period in 2023, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Operating Results for the Six Months Ended June 30, 2024
Net income was $46.2 million for the six months ended June 30, 2024, compared to $50.9 million for the same period in 2023, a decrease of $4.7 million, or 9.3%. Earnings per diluted common share were $1.52 for the six months ended June 30, 2024, compared to $1.64 for the same period in 2023, a decrease of 7.3%. The decrease in net income was primarily a result of the increase in noninterest expense, the decrease in noninterest income and the increase in income tax expense. Returns on average assets and average shareholders’ equity for the six months ended June 30, 2024 were 1.11% and 11.74%, respectively, compared to 1.34% and 13.62%, respectively, for the six months ended June 30, 2023.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 56.41% and 54.11%, respectively, for the six months ended June 30, 2024, compared to 53.55% and 51.02%, respectively, for the six months ended June 30, 2023.
Net interest income was $107.0 million for the six months ended June 30, 2024, compared to $107.3 million for the same period in 2023, a decrease of $0.3 million, or 0.3%, due to increases in the average rate paid on our interest bearing liabilities and average balance of our interest bearing liabilities, partially offset by the increase in the average balance of interest earning assets and the increase in the average yield of interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) were 2.73% and 2.87%, respectively, for the six months ended June 30, 2024, compared to 3.01% and 3.19%, respectively, for the same period in 2023.
Noninterest income was $21.3 million for the six months ended June 30, 2024, a decrease of $1.2 million, or 5.4%, compared to $22.5 million for the same period in 2023. The decrease was primarily due to decreases in the net gain on sale of equity securities, deposit services income and other noninterest income, partially offset by a decrease in net loss on sale of securities AFS.
Noninterest expense was $72.6 million for the six months ended June 30, 2024, compared to $69.8 million for the same period in 2023, an increase of $2.8 million, or 4.0%. The increase was primarily due to increases in salaries and employee benefits and software and data processing expense, partially offset by decreases in professional fees and net occupancy expense.
Income tax expense increased $0.7 million, or 7.9%, for the six months ended June 30, 2024, compared to the same period in 2023. Our ETR was approximately 17.6% and 15.2% for the six months ended June 30, 2024 and 2023, respectively. The higher ETR for the six months ended June 30, 2024, as compared to the same period in 2023, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At June 30, 2024, Southside had $8.36 billion in total assets, compared to $8.28 billion at December 31, 2023 and $7.81 billion at June 30, 2023.
Loans at June 30, 2024 were $4.59 billion, an increase of $260.3 million, or 6.0%, compared to $4.33 billion at June 30, 2023. Linked quarter, loans increased $12.0 million, or 0.3%, due to increases of $59.4 million in commercial real estate loans, $17.5 million in 1-4 family residential loans and $1.8 million in commercial loans. These increases were partially offset by decreases of $53.4 million in construction loans, $10.2 million in municipal loans and $3.0 million in loans to individuals.
Securities at June 30, 2024 were $2.71 billion, an increase of $63.6 million, or 2.4%, compared to $2.65 billion at June 30, 2023. Linked quarter, securities remained the same at $2.71 billion at March 31, 2024.
Deposits at June 30, 2024 were $6.50 billion, an increase of $378.2 million, or 6.2%, compared to $6.12 billion at June 30, 2023, primarily due to an increase in public fund deposits of $306.8 million, or 38.3%. Linked quarter, deposits decreased $49.8 million, or 0.8%, from $6.55 billion at March 31, 2024.
At June 30, 2024, we had 179,536 total deposit accounts with an average balance of $32,000. Our estimated uninsured deposits were 36.4% as of June 30, 2024. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all
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collateralized), our total estimated deposits without insurance or collateral was 19.4% as of June 30, 2024. Our noninterest bearing deposits represent approximately 21.0% of total deposits. Linked quarter, our cost of interest bearing deposits increased 4 basis points from 2.97% in the prior quarter to 3.01%. Linked quarter, our cost of total deposits increased 3 basis points from 2.36% in the prior quarter to 2.39%.
Our cost of interest bearing deposits increased 107 basis points, from 1.92% for the six months ended June 30, 2023, to 2.99% for the six months ended June 30, 2024. Our cost of total deposits increased 95 basis points, from 1.42% for the six months ended June 30, 2023, to 2.37% for the six months ended June 30, 2024.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the second quarter ended June 30, 2024, we purchased 57,966 shares of the Company’s common stock at an average price of $26.22 authorized pursuant to our Stock Repurchase Plan. Under this plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time. We have not purchased any common stock pursuant to the Stock Repurchase Plan subsequent to June 30, 2024.
As of June 30, 2024, our total available contingent liquidity, net of current outstanding borrowings, was $2.24 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at June 30, 2024 were $6.9 million, or 0.08% of total assets, an increase of $3.9 million, or 126.2%, compared to $3.1 million, or 0.04% of total assets, at June 30, 2023. Linked quarter, nonperforming assets decreased $1.1 million, from $8.0 million at March 31, 2024 due primarily to a decrease of $1.6 million, or 20.7%, in nonaccrual loans, partially offset by an increase in other real estate owned of $0.5 million, or 444.5%.
The allowance for loan losses totaled $42.4 million, or 0.92% of total loans, at June 30, 2024, compared to $43.6 million, or 0.95% of total loans, at March 31, 2024. The allowance for loan losses was $36.3 million, or 0.84% of total loans, at June 30, 2023.
For the three months ended June 30, 2024, we recorded a reversal of provision for credit losses for loans of $0.9 million, compared to provisions of $0.3 million and $1.2 million for the three months ended June 30, 2023 and March 31, 2024, respectively. Net charge-offs were $0.3 million for the three months ended June 30, 2024, June 30, 2023 and March 31, 2024. Net charge-offs were $0.6 million for the six months ended June 30, 2024 and 2023.
We recorded a provision for credit losses on off-balance-sheet credit exposures of $0.4 million for the three months ended June 30, 2024, compared to a reversal of provision for credit losses on off-balance-sheet credit exposures of $0.4 million and $1.1 million for the three months ended June 30, 2023 and March 31, 2024, respectively. We recorded a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.7 million and $0.5 million for the six months ended June 30, 2024 and 2023, respectively. The balance of the allowance for off-balance-sheet credit exposures was $3.2 million at June 30, 2024 and 2023, and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a second quarter cash dividend of $0.36 per share on May 9, 2024, which was paid on June 6, 2024, to all shareholders of record as of May 23, 2024.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its second quarter ended June 30, 2024 financial results on Thursday, July 25, 2024 at 11:00 a.m. CDT.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BI75b7c880842b4a5586bfc4c325374418 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.36 billion in assets as of June 30, 2024, that owns 100% of Southside Bank.  Southside Bank currently has 54 branches in Texas and operates a network of 73 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts.  Questions or comments may be directed to Julie Shamburger at (903) 531-7134, or julie.shamburger@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate increases, tax reform, inflation, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, prolonged elevated interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, labor shortages and changes in interest rates by the Federal Reserve.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2024		2023
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
ASSETS
Cash and due from banks	$114,283	$96,744	$122,021	$105,601	$114,707
Interest earning deposits	272,469	307,257	391,719	106,094	14,059
Federal funds sold	65,244	65,372	46,770	114,128	78,347
Securities available for sale, at estimated fair value	1,405,944	1,405,221	1,296,294	1,335,560	1,339,821
Securities held to maturity, at net carrying value	1,305,975	1,306,898	1,307,053	1,307,886	1,308,472
Total securities	2,711,919	2,712,119	2,603,347	2,643,446	2,648,293
Federal Home Loan Bank stock, at cost	32,991	27,958	11,936	12,778	10,801
Loans held for sale	1,352	756	10,894	1,382	1,666
Loans	4,589,365	4,577,368	4,524,510	4,420,633	4,329,043
Less: Allowance for loan losses	(42,407)	(43,557)	(42,674)	(41,760)	(36,303)
Net loans	4,546,958	4,533,811	4,481,836	4,378,873	4,292,740
Premises & equipment, net	138,489	139,491	138,950	139,473	139,801
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	2,281	2,588	2,925	3,295	3,702
Bank owned life insurance	136,903	136,604	136,330	135,737	134,951
Other assets	133,697	130,047	137,070	130,545	167,069
Total assets	$8,357,702	$8,353,863	$8,284,914	$7,972,468	$7,807,252

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,366,924	$1,358,827	$1,390,407	$1,431,285	$1,466,756
Interest bearing deposits	5,129,008	5,186,933	5,159,274	4,918,286	4,650,931
Total deposits	6,495,932	6,545,760	6,549,681	6,349,571	6,117,687
Other borrowings and Federal Home Loan Bank borrowings	763,700	770,151	722,468	608,038	683,348
Subordinated notes, net of unamortized debt issuance costs	91,970	93,913	93,877	93,838	93,796
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,272	60,271	60,270	60,269	60,267
Other liabilities	144,858	95,846	85,330	132,157	86,993
Total liabilities	7,556,732	7,565,941	7,511,626	7,243,873	7,042,091
Shareholders' equity	800,970	787,922	773,288	728,595	765,161
Total liabilities and shareholders' equity	$8,357,702	$8,353,863	$8,284,914	$7,972,468	$7,807,252

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2024		2023
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Income Statement:
Total interest income	$104,186	$102,758	$98,939	$93,078	$86,876
Total interest expense	50,578	49,410	44,454	39,805	32,960
Net interest income	53,608	53,348	54,485	53,273	53,916
Provision for (reversal of) credit losses	(485)	58	2,281	6,987	(74)
Net interest income after provision for (reversal of) credit losses	54,093	53,290	52,204	46,286	53,990
Noninterest income
Deposit services	6,157	5,985	6,305	6,479	6,291
Net gain (loss) on sale of securities available for sale	(563)	(18)	(10,386)	11	(3,455)
Net gain on sale of equity securities	—	—	—	—	2,642
Gain (loss) on sale of loans	220	(436)	178	96	185
Trust fees	1,456	1,336	1,431	1,522	1,490
Bank owned life insurance	1,767	784	2,602	790	756
Brokerage services	1,081	1,014	944	760	904
Other	1,439	1,059	1,427	1,178	1,651
Total noninterest income	11,557	9,724	2,501	10,836	10,464
Noninterest expense
Salaries and employee benefits	21,984	23,113	21,152	21,241	21,376
Net occupancy	3,750	3,362	3,474	3,796	3,690
Advertising, travel & entertainment	795	950	1,127	1,062	854
ATM expense	368	325	318	358	320
Professional fees	1,075	1,154	1,315	1,472	1,192
Software and data processing	2,860	2,856	2,644	2,432	2,264
Communications	410	449	435	359	348
FDIC insurance	977	943	892	902	1,220
Amortization of intangibles	307	337	370	407	442
Other	3,239	3,392	3,456	3,524	3,287
Total noninterest expense	35,765	36,881	35,183	35,553	34,993
Income before income tax expense	29,885	26,133	19,522	21,569	29,461
Income tax expense	5,212	4,622	2,206	3,120	4,568
Net income	$24,673	$21,511	$17,316	$18,449	$24,893

Common Share Data:
Weighted-average basic shares outstanding	30,280	30,262	30,235	30,502	30,721
Weighted-average diluted shares outstanding	30,312	30,305	30,276	30,543	30,754
Common shares outstanding end of period	30,261	30,284	30,249	30,338	30,532
Earnings per common share
Basic	$0.81	$0.71	$0.57	$0.60	$0.81
Diluted	0.81	0.71	0.57	0.60	0.81
Book value per common share	26.47	26.02	25.56	24.02	25.06
Tangible book value per common share	19.75	19.29	18.82	17.28	18.35
Cash dividends paid per common share	0.36	0.36	0.37	0.35	0.35

Selected Performance Ratios:
Return on average assets	1.19%	1.03%	0.85%	0.93%	1.29%
Return on average shareholders’ equity	12.46	11.02	9.31	9.50	13.32
Return on average tangible common equity (1)	16.90	15.07	13.10	13.17	18.59
Average yield on earning assets (FTE) (1)	5.45	5.38	5.30	5.15	5.00
Average rate on interest bearing liabilities	3.32	3.22	3.04	2.84	2.45
Net interest margin (FTE) (1)	2.87	2.86	2.99	3.02	3.17
Net interest spread (FTE) (1)	2.13	2.16	2.26	2.31	2.55
Average earning assets to average interest bearing liabilities	128.62	127.71	131.65	133.24	134.12
Noninterest expense to average total assets	1.72	1.77	1.73	1.79	1.82
Efficiency ratio (FTE) (1)	52.71	55.54	50.86	52.29	51.06
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2024		2023
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Nonperforming Assets:	$6,918	$7,979	$4,001	$4,381	$3,059
Nonaccrual loans	6,110	7,709	3,889	4,316	3,017
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	145	151	13	15	—
Other real estate owned	648	119	99	50	—
Repossessed assets	15	—	—	—	42

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.13%	0.17%	0.09%	0.10%	0.07%
Ratio of nonperforming assets to:
Total assets	0.08	0.10	0.05	0.05	0.04
Total loans	0.15	0.17	0.09	0.10	0.07
Total loans and OREO	0.15	0.17	0.09	0.10	0.07
Ratio of allowance for loan losses to:
Nonaccruing loans	694.06	565.01	1,097.30	967.56	1,203.28
Nonperforming assets	613.00	545.90	1,066.58	953.21	1,186.76
Total loans	0.92	0.95	0.94	0.94	0.84
Net charge-offs (recoveries) to average loans outstanding	0.02	0.03	0.11	0.08	0.03

Capital Ratios:
Shareholders’ equity to total assets	9.58	9.43	9.33	9.14	9.80
Common equity tier 1 capital	12.72	12.43	12.28	12.27	12.32
Tier 1 risk-based capital	13.76	13.47	13.32	13.31	13.37
Total risk-based capital	16.16	15.92	15.73	15.71	15.68
Tier 1 leverage capital	9.40	9.22	9.39	9.61	9.69
Period end tangible equity to period end tangible assets (1)	7.33	7.17	7.04	6.75	7.37
Average shareholders’ equity to average total assets	9.52	9.35	9.13	9.76	9.72

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2024		2023
Loan Portfolio Composition	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Real Estate Loans:
Construction	$546,040	$599,464	$789,744	$720,515	$657,354
1-4 Family Residential	738,037	720,508	696,738	689,492	684,878
Commercial	2,472,771	2,413,345	2,168,451	2,117,306	2,100,338
Commercial Loans	359,807	358,053	366,893	385,816	383,724
Municipal Loans	416,986	427,225	441,168	441,512	435,211
Loans to Individuals	55,724	58,773	61,516	65,992	67,538
Total Loans	$4,589,365	$4,577,368	$4,524,510	$4,420,633	$4,329,043

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$43,557	$42,674	$41,760	$36,303	$36,332
Loans charged-off	(721)	(634)	(1,572)	(1,262)	(737)
Recoveries of loans charged-off	444	347	284	378	430
Net loans (charged-off) recovered	(277)	(287)	(1,288)	(884)	(307)
Provision for (reversal of) loan losses	(873)	1,170	2,202	6,341	278
Balance at end of period	$42,407	$43,557	$42,674	$41,760	$36,303

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$2,820	$3,932	$3,853	$3,207	$3,559
Provision for (reversal of) off-balance-sheet credit exposures	388	(1,112)	79	646	(352)
Balance at end of period	$3,208	$2,820	$3,932	$3,853	$3,207
Total Allowance for Credit Losses	$45,615	$46,377	$46,606	$45,613	$39,510
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2024	2023
Income Statement:
Total interest income	$206,944	$167,724
Total interest expense	99,988	60,455
Net interest income	106,956	107,269
Provision for (reversal of) credit losses	(427)	(114)
Net interest income after provision for (reversal of) credit losses	107,383	107,383
Noninterest income
Deposit services	12,142	12,713
Net gain (loss) on sale of securities available for sale	(581)	(5,601)
Net gain on sale of equity securities	—	5,058
Gain (loss) on sale of loans	(216)	289
Trust fees	2,792	2,957
Bank owned life insurance	2,551	2,431
Brokerage services	2,095	1,601
Other	2,498	3,049
Total noninterest income	21,281	22,497
Noninterest expense
Salaries and employee benefits	45,097	43,232
Net occupancy	7,112	7,424
Advertising, travel & entertainment	1,745	1,904
ATM expense	693	675
Professional fees	2,229	2,564
Software and data processing	5,716	4,319
Communications	859	675
FDIC insurance	1,920	1,764
Amortization of intangibles	644	920
Other	6,631	6,365
Total noninterest expense	72,646	69,842
Income before income tax expense	56,018	60,038
Income tax expense	9,834	9,111
Net income	$46,184	$50,927
Common Share Data:
Weighted-average basic shares outstanding	30,271	31,045
Weighted-average diluted shares outstanding	30,310	31,099
Common shares outstanding end of period	30,261	30,532
Earnings per common share
Basic	$1.52	$1.64
Diluted	1.52	1.64
Book value per common share	26.47	25.06
Tangible book value per common share	19.75	18.35
Cash dividends paid per common share	0.72	0.70

Selected Performance Ratios:
Return on average assets	1.11%	1.34%
Return on average shareholders’ equity	11.74	13.62
Return on average tangible common equity (1)	15.99	18.98
Average yield on earning assets (FTE) (1)	5.42	4.88
Average rate on interest bearing liabilities	3.27	2.30
Net interest margin (FTE) (1)	2.87	3.19
Net interest spread (FTE) (1)	2.15	2.58
Average earning assets to average interest bearing liabilities	128.16	135.85
Noninterest expense to average total assets	1.74	1.84
Efficiency ratio (FTE) (1)	54.11	51.02
(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2024	2023
Nonperforming Assets:	$6,918	$3,059
Nonaccrual loans	6,110	3,017
Accruing loans past due more than 90 days	—	—
Restructured loans	145	—
Other real estate owned	648	—
Repossessed assets	15	42

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.13%	0.07%
Ratio of nonperforming assets to:
Total assets	0.08	0.04
Total loans	0.15	0.07
Total loans and OREO	0.15	0.07
Ratio of allowance for loan losses to:
Nonaccruing loans	694.06	1,203.28
Nonperforming assets	613.00	1,186.76
Total loans	0.92	0.84
Net charge-offs (recoveries) to average loans outstanding	0.02	0.03

Capital Ratios:
Shareholders’ equity to total assets	9.58	9.80
Common equity tier 1 capital	12.72	12.32
Tier 1 risk-based capital	13.76	13.37
Total risk-based capital	16.16	15.68
Tier 1 leverage capital	9.40	9.69
Period end tangible equity to period end tangible assets (1)	7.33	7.37
Average shareholders’ equity to average total assets	9.43	9.83

(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
Loan Portfolio Composition	2024	2023
Real Estate Loans:
Construction	$546,040	$657,354
1-4 Family Residential	738,037	684,878
Commercial	2,472,771	2,100,338
Commercial Loans	359,807	383,724
Municipal Loans	416,986	435,211
Loans to Individuals	55,724	67,538
Total Loans	$4,589,365	$4,329,043

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$42,674	$36,515
Loans charged-off	(1,355)	(1,370)
Recoveries of loans charged-off	791	792
Net loans (charged-off) recovered	(564)	(578)
Provision for (reversal of) loan losses	297	366
Balance at end of period	$42,407	$36,303

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,932	$3,687
Provision for (reversal of) off-balance-sheet credit exposures	(724)	(480)
Balance at end of period	$3,208	$3,207
Total Allowance for Credit Losses	$45,615	$39,510

Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	June 30, 2024			March 31, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,595,980	$70,293	6.15%	$4,559,602	$68,849	6.07%
Loans held for sale	1,489	24	6.48%	8,834	18	0.82%
Securities:
Taxable investment securities (2)	783,856	7,009	3.60%	780,423	6,967	3.59%
Tax-exempt investment securities (2)	1,254,097	12,761	4.09%	1,285,922	13,168	4.12%
Mortgage-backed and related securities (2)	830,504	11,084	5.37%	764,713	10,119	5.32%
Total securities	2,868,457	30,854	4.33%	2,831,058	30,254	4.30%
Federal Home Loan Bank stock, at cost, and equity investments	40,467	573	5.69%	40,063	333	3.34%
Interest earning deposits	300,047	4,105	5.50%	380,181	5,202	5.50%
Federal funds sold	75,479	1,021	5.44%	62,599	838	5.38%
Total earning assets	7,881,919	106,870	5.45%	7,882,337	105,494	5.38%
Cash and due from banks	110,102			114,379
Accrued interest and other assets	424,323			441,783
Less: Allowance for loan losses	(43,738)			(42,973)
Total assets	$8,372,606			$8,395,526
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$604,753	1,454	0.97%	$604,529	1,424	0.95%
Certificates of deposit	1,020,099	11,630	4.59%	941,947	10,341	4.42%
Interest bearing demand accounts	3,513,068	25,382	2.91%	3,634,936	26,433	2.92%
Total interest bearing deposits	5,137,920	38,466	3.01%	5,181,412	38,198	2.97%
Federal Home Loan Bank borrowings	606,851	6,455	4.28%	607,033	5,950	3.94%
Subordinated notes, net of unamortized debt issuance costs	92,017	936	4.09%	93,895	956	4.10%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,271	1,171	7.81%	60,270	1,175	7.84%
Repurchase agreements	88,007	955	4.36%	92,177	967	4.22%
Other borrowings	143,169	2,595	7.29%	137,287	2,164	6.34%
Total interest bearing liabilities	6,128,235	50,578	3.32%	6,172,074	49,410	3.22%
Noninterest bearing deposits	1,346,274			1,338,384
Accrued expenses and other liabilities	101,399			100,014
Total liabilities	7,575,908			7,610,472
Shareholders’ equity	796,698			785,054
Total liabilities and shareholders’ equity	$8,372,606			$8,395,526
Net interest income (FTE)		$56,292			$56,084
Net interest margin (FTE)			2.87%			2.86%
Net interest spread (FTE)			2.13%			2.16%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2024 and March 31, 2024, loans totaling $6.1 million and $7.7 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2023			September 30, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,473,618	$67,886	6.02%	$4,396,184	$64,758	5.84%
Loans held for sale	1,858	27	5.77%	1,537	26	6.71%
Securities:
Taxable investment securities (2)	852,023	7,970	3.71%	912,789	8,731	3.79%
Tax-exempt investment securities (2)	1,456,187	15,688	4.27%	1,510,044	16,232	4.26%
Mortgage-backed and related securities (2)	581,548	6,865	4.68%	442,908	4,426	3.96%
Total securities	2,889,758	30,523	4.19%	2,865,741	29,389	4.07%
Federal Home Loan Bank stock, at cost, and equity investments	24,674	296	4.76%	22,363	265	4.70%
Interest earning deposits	150,763	2,054	5.41%	37,891	535	5.60%
Federal funds sold	93,149	1,286	5.48%	94,441	1,253	5.26%
Total earning assets	7,633,820	102,072	5.30%	7,418,157	96,226	5.15%
Cash and due from banks	110,380			106,348
Accrued interest and other assets	374,120			400,850
Less: Allowance for loan losses	(41,822)			(36,493)
Total assets	$8,076,498			$7,888,862
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$610,453	1,432	0.93%	$622,246	1,458	0.93%
Certificates of deposit	910,759	9,691	4.22%	949,894	9,443	3.94%
Interest bearing demand accounts	3,469,120	24,498	2.80%	3,189,048	20,050	2.49%
Total interest bearing deposits	4,990,332	35,621	2.83%	4,761,188	30,951	2.58%
Federal Home Loan Bank borrowings	262,709	1,430	2.16%	230,184	1,174	2.02%
Subordinated notes, net of unamortized debt issuance costs	93,859	965	4.08%	93,817	962	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,269	1,195	7.87%	60,268	1,178	7.75%
Repurchase agreements	96,622	1,008	4.14%	104,070	1,048	4.00%
Other borrowings	294,683	4,235	5.70%	317,913	4,492	5.61%
Total interest bearing liabilities	5,798,474	44,454	3.04%	5,567,440	39,805	2.84%
Noninterest bearing deposits	1,424,961			1,441,738
Accrued expenses and other liabilities	115,388			109,490
Total liabilities	7,338,823			7,118,668
Shareholders’ equity	737,675			770,194
Total liabilities and shareholders’ equity	$8,076,498			$7,888,862
Net interest income (FTE)		$57,618			$56,421
Net interest margin (FTE)			2.99%			3.02%
Net interest spread (FTE)			2.26%			2.31%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2023 and September 30, 2023, loans totaling $3.9 million and $4.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2023
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,197,130	$59,334	5.67%
Loans held for sale	1,664	23	5.54%
Securities:
Taxable investment securities (2)	925,445	8,773	3.80%
Tax-exempt investment securities (2)	1,562,232	16,182	4.15%
Mortgage-backed and related securities (2)	401,427	3,830	3.83%
Total securities	2,889,104	28,785	4.00%
Federal Home Loan Bank stock, at cost, and equity investments	21,480	379	7.08%
Interest earning deposits	56,604	742	5.26%
Federal funds sold	59,186	748	5.07%
Total earning assets	7,225,168	90,011	5.00%
Cash and due from banks	103,559
Accrued interest and other assets	419,420
Less: Allowance for loan losses	(36,512)
Total assets	$7,711,635
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$648,560	1,430	0.88%
Certificates of deposit	797,992	6,365	3.20%
Interest bearing demand accounts	2,841,818	13,884	1.96%
Total interest bearing deposits	4,288,370	21,679	2.03%
Federal Home Loan Bank borrowings	211,309	1,032	1.96%
Subordinated notes, net of unamortized debt issuance costs	97,804	994	4.08%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,266	1,100	7.32%
Repurchase agreements	97,915	883	3.62%
Other borrowings	631,447	7,272	4.62%
Total interest bearing liabilities	5,387,111	32,960	2.45%
Noninterest bearing deposits	1,490,445
Accrued expenses and other liabilities	84,252
Total liabilities	6,961,808
Shareholders’ equity	749,827
Total liabilities and shareholders’ equity	$7,711,635
Net interest income (FTE)		$57,051
Net interest margin (FTE)			3.17%
Net interest spread (FTE)			2.55%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2023, loans totaling $3.0 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,577,791	$139,142	6.11%	$4,163,141	$114,787	5.56%
Loans held for sale	5,162	42	1.64%	1,663	43	5.21%
Securities:
Taxable investment securities (2)	782,139	13,976	3.59%	808,803	14,485	3.61%
Tax-exempt investment securities (2)	1,270,010	25,929	4.11%	1,627,105	32,648	4.05%
Mortgage-backed and related securities (2)	797,608	21,203	5.35%	428,469	8,159	3.84%
Total securities	2,849,757	61,108	4.31%	2,864,377	55,292	3.89%
Federal Home Loan Bank stock, at cost, and equity investments	40,265	906	4.52%	26,448	624	4.76%
Interest earning deposits	340,114	9,307	5.50%	72,177	1,775	4.96%
Federal funds sold	69,039	1,859	5.41%	65,871	1,585	4.85%
Total earning assets	7,882,128	212,364	5.42%	7,193,677	174,106	4.88%
Cash and due from banks	112,241			105,650
Accrued interest and other assets	432,904			408,908
Less: Allowance for loan losses	(43,356)			(36,601)
Total assets	$8,383,917			$7,671,634
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$604,641	2,878	0.96%	$657,192	2,743	0.84%
Certificates of deposit	981,023	21,971	4.50%	792,967	11,772	2.99%
Interest bearing demand accounts	3,574,001	51,815	2.92%	2,912,127	27,070	1.87%
Total interest bearing deposits	5,159,665	76,664	2.99%	4,362,286	41,585	1.92%
Federal Home Loan Bank borrowings	606,942	12,405	4.11%	307,221	4,173	2.74%
Subordinated notes, net of unamortized debt issuance costs	92,956	1,892	4.09%	98,246	1,993	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,271	2,346	7.83%	60,266	2,131	7.13%
Repurchase agreements	90,092	1,922	4.29%	81,765	1,375	3.39%
Other borrowings	140,228	4,759	6.82%	385,440	9,198	4.81%
Total interest bearing liabilities	6,150,154	99,988	3.27%	5,295,224	60,455	2.30%
Noninterest bearing deposits	1,342,329			1,539,313
Accrued expenses and other liabilities	100,558			82,833
Total liabilities	7,593,041			6,917,370
Shareholders’ equity	790,876			754,264
Total liabilities and shareholders’ equity	$8,383,917			$7,671,634
Net interest income (FTE)		$112,376			$113,651
Net interest margin (FTE)			2.87%			3.19%
Net interest spread (FTE)			2.15%			2.58%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2024 and 2023, loans totaling $6.1 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-16

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Six Months Ended
	2024		2023			2024	2023
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$24,673	$21,511	$17,316	$18,449	$24,893	$46,184	$50,927
After-tax amortization expense	243	266	292	322	349	509	727
Adjusted net income available to common shareholders	$24,916	$21,777	$17,608	$18,771	$25,242	$46,693	$51,654

Average shareholders' equity	$796,698	$785,054	$737,675	$770,194	$749,827	$790,876	$754,264
Less: Average intangibles for the period	(203,581)	(203,910)	(204,267)	(204,658)	(205,086)	(203,745)	(205,319)
Average tangible shareholders' equity	$593,117	$581,144	$533,408	$565,536	$544,741	$587,131	$548,945

Return on average tangible common equity	16.90%	15.07%	13.10%	13.17%	18.59%	15.99%	18.98%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$800,970	$787,922	$773,288	$728,595	$765,161	$800,970	$765,161
Less: Intangible assets at end of period	(203,397)	(203,704)	(204,041)	(204,411)	(204,818)	(203,397)	(204,818)
Tangible common shareholders' equity at end of period	$597,573	$584,218	$569,247	$524,184	$560,343	$597,573	$560,343

Total assets at end of period	$8,357,702	$8,353,863	$8,284,914	$7,972,468	$7,807,252	$8,357,702	$7,807,252
Less: Intangible assets at end of period	(203,397)	(203,704)	(204,041)	(204,411)	(204,818)	(203,397)	(204,818)
Tangible assets at end of period	$8,154,305	$8,150,159	$8,080,873	$7,768,057	$7,602,434	$8,154,305	$7,602,434

Period end tangible equity to period end tangible assets	7.33%	7.17%	7.04%	6.75%	7.37%	7.33%	7.37%

Common shares outstanding end of period	30,261	30,284	30,249	30,338	30,532	30,261	30,532
Tangible book value per common share	$19.75	$19.29	$18.82	$17.28	$18.35	$19.75	$18.35

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$53,608	$53,348	$54,485	$53,273	$53,916	$106,956	$107,269
Tax-equivalent adjustments:
Loans	633	656	680	674	673	1,289	1,370
Tax-exempt investment securities	2,051	2,080	2,453	2,474	2,462	4,131	5,012
Net interest income (FTE) (1)	56,292	56,084	57,618	56,421	57,051	112,376	113,651
Noninterest income	11,557	9,724	2,501	10,836	10,464	21,281	22,497
Nonrecurring income (2)	(576)	18	8,376	(11)	226	(558)	(995)
Total revenue	$67,273	$65,826	$68,495	$67,246	$67,741	$133,099	$135,153

Noninterest expense	$35,765	$36,881	$35,183	$35,553	$34,993	$72,646	$69,842
Pre-tax amortization expense	(307)	(337)	(370)	(407)	(442)	(644)	(920)
Nonrecurring expense (3)	2	17	22	17	36	19	39
Adjusted noninterest expense	$35,460	$36,561	$34,835	$35,163	$34,587	$72,021	$68,961

Efficiency ratio	54.90%	57.95%	53.30%	54.86%	53.54%	56.41%	53.55%
Efficiency ratio (FTE) (1)	52.71%	55.54%	50.86%	52.29%	51.06%	54.11%	51.02%

Average earning assets	$7,881,919	$7,882,337	$7,633,820	$7,418,157	$7,225,168	$7,882,128	$7,193,677

Net interest margin	2.74%	2.72%	2.83%	2.85%	2.99%	2.73%	3.01%
Net interest margin (FTE) (1)	2.87%	2.86%	2.99%	3.02%	3.17%	2.87%	3.19%

Net interest spread	2.00%	2.02%	2.10%	2.14%	2.37%	2.01%	2.40%
Net interest spread (FTE) (1)	2.13%	2.16%	2.26%	2.31%	2.55%	2.15%	2.58%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, net gain on sale of equity securities, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses and branch closure expenses, in the periods where applicable.
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